EXHIBIT 23(a)



                               CONSENT OF ERNST & YOUNG LLP




We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and the related Proxy Statement-Prospectus of First Virginia Banks, Inc. for the registration of 4,048,584 shares of its common stock, and to the incorporation by reference therein of our report dated January 13, 1994, with respect to the consolidated financial statements of First Virginia Banks, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1993, filed with the Securities and Exchange Commission.


                                    /s/ ERNST & YOUNG LLP

                                    ERNST & YOUNG LLP


Washington, D.C.

Date: October 21, 1994